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As filed with the Securities and Exchange Commission on April 16, 2007

Registration No. 333-139339

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DELANCO BANCORP, INC.
                 (Name of Small Business Issuer in its Charter)

     UNITED STATES                        6035                     36-4519533
(State or Jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

     615 BURLINGTON AVENUE                        615 BURLINGTON AVENUE
     DELANCO, NEW JERSEY 08075                    DELANCO, NEW JERSEY 08075
         (856) 461-0611                               (856) 461-0611
  (Address and Telephone Number of             (Address of Principal Place of
    Principal Executive Office)                  Principal Place of Business)

                                ROBERT M. NOTIGAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DELANCO BANCORP, INC.
                              615 BURLINGTON AVENUE
                            DELANCO, NEW JERSEY 08075
                                 (856) 461-0611
            (Name, Address and Telephone Number of Agent for Service)

                                    Copies to


                              PAUL M. AGUGGIA, ESQ.
                              AARON M. KASLOW, ESQ.
                          MULDOON MURPHY & AGUGGIA LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840


                  Sale to the public concluded March 30, 2007.

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      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 335,599 shares of the $.01 par value common stock (the "Common Stock") of Delanco Bancorp, Inc. (the "Company"), heretofore registered and offered pursuant to the terms of the Prospectus dated February 9, 2007. The remaining 735,626 shares registered pursuant to this Registration Statement on Form SB-2 have been issued in accordance with the Prospectus in the Subscription and Community Offerings described therein.

      The Company has determined that no further shares will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as it practicable after the filing of this Post-Effective Amendment No. 1.


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                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Delanco, State of New Jersey, on April 16, 2007.


Delanco Bancorp, Inc.

By:  /s/ Robert M. Notigan
     ----------------------------------------
     Robert M. Notigan
     President and Chief Executive Officer
     (duly authorized representative)